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News Release
For Immediate Release

Company Contact:
Jerry D. Cash, Chairman and Chief Executive Officer
David E. Grose, Chief Financial Officer
Phone: (405) 488-1304
Website: www.qrcp.net


               Quest Resource Corporation Invites You To Join Its
                  Second Quarter 2006 Earnings Conference Call

OKLAHOMA CITY - (PR Newswire) - August 2, 2006 - Quest Resource Corporation (NASDAQ NMS: QRCP), the largest operating company in the Cherokee Basin, will host a conference call to discuss second quarter 2006 operating and financial results on Tuesday, August 15, 2006 at 9:00 a.m. Eastern time. There will be a question and answer period following the presentation. Quest Resource will release their second quarter 2006 operating and financial results after market close on August 14, 2006.

Date:      Tuesday, August 15, 2006

Time:      9:00 a.m. EDT
           8:00 a.m. CDT
           7:00 a.m. MDT
           6:00 a.m. PDT

Call:      866-322-9730 (US/Canada) and 706-679-6054 (International)
           Passcode 4031642

Internet:  Live and rebroadcast over the Internet: simply log on to www.qrcp.net

Replay: Available through August 17, 2006 at 800-642-1687 (US/Canada) and 706-645-9291 (International) using passcode 4031642 and at www.qrcp.net

About Quest Resource Corporation
--------------------------------
Quest Resource is the largest producer of natural gas in the Cherokee Basin, which is located in southeast Kansas and northeast Oklahoma. The Company is a fully integrated E&P company, operating more than 1,300 producing wells which produce into its own 1,200+-mile gathering and transportation pipeline system, and uses its own fleet of drilling and completion equipment to meet its rapidly expanding drilling program. At year-end 2005, Quest had more than 1,860 locations in its drilling inventory. For more information, visit the Quest Resource's website at www.qrcp.net.

Forward-Looking Statements
--------------------------

The United States Securities and Exchange Commissioner permits oil and gas companies, in their filings with the SEC, to disclose only Proved Reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operation conditions. Quest Resource Corporation may use certain terms


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in  this  news  release  and  other  communications  relating  to  reserves  and production that the SEC's guidelines strictly prohibit the Company from including in filings with the SEC. It is recommended that U.S. investors closely consider the Company's disclosures in Quest Resource Corporation's public filings available from Company headquarters at 9520 N. May Avenue, Suite 300, Oklahoma City, Oklahoma, 73120. You can find Quest's filings with the Securities and Exchange Commission at www.qrcp.net or at www.sec.gov.

Opinions, forecasts, projections or statements other than statements of historical fact, are forward-looking statements that involve risks and uncertainties. Forward-looking statements in this announcement are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although Quest believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Actual results may differ materially due to a variety of factors, including without limitation: the uncertainty involved in exploring for and developing new natural gas reserves, the sale prices of natural gas and oil, labor and raw material costs, the availability of sufficient capital resources to carry out the Company's anticipated level of new well development and construction of related pipelines, environmental issues, weather conditions, competition, general market conditions, and other risks detailed in Quest's filings with the Securities and Exchange Commission. By making these forward-looking statements, Quest undertakes no obligation to update these statements for revisions or changes after the date of this release.



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